UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 30, 2021

NEVADA CANYON GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55600	46-5152859
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

316 California Ave., Suite 543, Reno, NV 89509

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (888) 909-5548

(Former name or former address, if changed since last report.)

Copies to:

Janus Capital Law Group

Attn.: Deron Colby, Esq.

22 Executive Park, Suite 250

Irvine, California 92614

Phone: (949) 633-8965

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NGLD	OTC Markets (Pinks)

ITEM 8.01 OTHER ITEMS.

Cancellation of Certain Founders Shares

On December 30, 2021, certain of the Company’s founding shareholders tendered a total of 1,775,000 shares of the Company’s common stock for cancellation. Mr. Michael Levine tendered 845,000 shares and BCIM Management, LLC, managed by Mr. Ron Tattum, tendered 930,000 shares. As a result, 1,775,000 shares of the Company’s common stock were cancelled and returned to the treasury to a status of authorized but unissued. The cancelling shareholders provided the Company with a notice of releasing the Company from any potential loss resulting from the cancellation of these shares.

The resulting share cancellation caused there to be 2,680,093 shares of common stock of the Company to be issued and outstanding and no additional shares authorized for issuance.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On December 30, 2021, the Company issued a total of 6,005,000 shares of its common stock to its directors and an officer (collectively the “Subscribers”) for total proceeds of $600.50. The shares to US Persons, as that term is defined in Rule 902(k) of Regulation S of the United States Securities Act of 1933, as amended (the “Act”), were issued at par value pursuant to the provisions of Rule 506(b) of Regulation D of the Act to the persons who qualified as “accredited investors” as that term is defined under Regulation D of the Act; the shares issued to non-U.S. Person were issue at par value pursuant to provisions of Regulation S of the Act.

In connection with issuance of the par-value shares, the Company and the Subscribers entered into a 12-month lock-up agreement (the “Agreement”), whereby the Subscribers agreed, subject to the exceptions set forth in the Agreement, not to sell, directly or indirectly, or enter into any other transactions involving the Company’s common shares.

The foregoing description of the above transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, copy of which is included as an exhibit to this report.

The resulting share issuances caused there to be 8,685,093 shares of common stock of the Company to be issued and outstanding and no additional shares authorized for issuance.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.12	Share Cancellations and Releases tendered by Mr. Michael Levine and BCIM management, LLC (Ron Tattum) dated December 30, 2021
10.13	Form of a lock-up agreement between the Company and certain Subscribers dated December 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

By:	/s/ Jeffrey Cocks
Jeffrey Cocks
President and Chief Executive Officer

Date:	December 30, 2021